UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
November 1, 2019

EQUITY RESIDENTIAL
(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza Suite 400 , Chicago, Illinois		60606 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code
(312) 474-1300
Not applicabl
e
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 Par Value (Equity Residential)	EQR	New York Stock Exchange
7.57% Notes due August 15, 2026 (ERP Operating Limited Partnership)	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

See Item 2.03 below.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 1, 2019, ERP Operating Limited Partnership (the “Operating Partnership”), the operating partnership of Equity Residential (“EQR”), entered into a new $2.5 billion unsecured revolving credit agreement (the “Revolving Credit Agreement”) with Bank of America, N.A., as Administrative Agent, and the financial institutions party thereto. The new credit facility replaced the Operating Partnership’s then existing $2.0 billion revolving credit facility, which was scheduled to mature on January 10, 2022.
The new credit facility matures on November 1, 2024, subject to extension for additional one or two-year
periods at the request of the Operating Partnership, provided that lender consent and certain customary conditions are met. The Operating Partnership has the ability to increase available borrowings by an additional $750.0 million by adding lenders to the facility, obtaining the agreement of existing lenders to increase their commitments, or incurring one or more term loans. The interest rate on advances under the Revolving Credit Agreement will generally be LIBOR plus a spread, which is currently 77.5 basis points per annum. In addition, under the Revolving Credit Agreement, there is a facility fee, paid quarterly in arrears, which is currently 12.5 basis points per annum. Both the spread and the facility fee are dependent on the credit rating of the Operating Partnership’s long-term debt. The Revolving Credit Agreement contains customary representations, financial and other affirmative and negative covenants and events of default.
The Revolving Credit Agreement contains provisions that establish a process for entering into an amendment to replace LIBOR under certain circumstances, such as the anticipated phase-out
of LIBOR by the end of 2021. At this time, it cannot be determined what interest rate(s) may succeed LIBOR, if any, and how any successor or alternative rates for LIBOR may affect borrowing costs or the availability of variable interest rate borrowings.

The above description of the new credit facility does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form
8-K,
and the terms of which are incorporated herein by reference.
From time to time, one or more of the financial institutions party to the credit facility and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Operating Partnership and its affiliates from which they have received or will receive customary fees and expenses.
Item 7.01	Regulation FD Disclosure.

On November 4, 2019, EQR issued a press release announcing the new credit facility described above and the increase to the Operating Partnership’s commercial paper program described below. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form
8-K
and is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by EQR or the Operating Partnership under the Securities Act of 1933, as amended (the “Securities Act”).
Item 8.01	Other Events.

On November
4
, 2019, the Operating Partnership increased the maximum aggregate amount for which it may issue, from time to time, unsecured notes (the “Notes”) pursuant to its U.S. dollar-denominated commercial paper program from a maximum aggregate amount outstanding at any time of $500.0 million to $1.0 billion. The Notes are sold under customary terms in the United States commercial paper note market and rank pari passu with all of the Operating Partnership’s other unsecured senior indebtedness. The Notes have not been and will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes are being sold pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The information contained in this Current Report on Form
8-K
is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Revolving Credit Agreement, dated as of November 1, 2019, among ERP Operating Limited Partnership, Bank of America, N.A., as Administrative Agent, and the financial institutions party thereto.

99.1	Press Release, dated November 4, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: November 4, 2019	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: November 4, 2019		By:	/s/ Scott J. Fenster
		Name:	Scott J. Fenster
		Its:	Executive Vice President and General Counsel

4